Exhibit 10.8

SALES REPRESENTATIVE AGREEMENT

This Agreement (the "Agreement") dated as of the 30th day of May, 2013 ("Effective Date") is made between Polybrite International, Inc, an Illinois corporation, with its principal office located at 1751 West Diehl Road, Suite 110, Naperville, Illinois 60563 ("POLYBRITE"), and LED LIGHTING COMPANY, INC., a Delaware Corporation, with its principal office located at 4000 Bridgeway, Suite 400, Sausalito, California 94965 ("REPRESENTATIVE").

Recitals

A.

REPRESENTATIVE  entered  into  business  discussions  with  POLYBRITE  on  a  non-exclusive,  best efforts basis and wishes to continue to assist POLYBRITE to develop new domestic and international business opportunities as follows:

i.

REFERRALS - To identify and refer to POLYBRITE companies, business entities, individuals as well as national, state or local governments, municipalities, and/or agencies or sub-divisions thereof, including  state-owned   utilities  and/or  subsidiaries  or  affiliates  thereof,  that  purchase,  resell, distribute current and/or future POLYBRITE  Products (as hereinafter defined), including,  but not limited to those parties listed on Schedule 1 hereto;

ii.

INTRODUCTIONS- As a result of other services performed by Representative,  introductions to strategic partners or investors, who are not current customers of POLYBRITE,  are expected to be made.   To the extent these introductions result in purchases of POLYBRITE products or services. Sales Revenue received from these introductions shall be subject to this agreement and credited to Representative.

iii.

SALES:  - To solicit sales of  POLYBRITE Products to companies, business entities, individuals as well as national, state or local governments, municipalities, and/or agencies or sub-divisions thereof including state-owned utilities and/or subsidiaries or affiliates thereof; and

iv.

OTHER OPPORTUNITIES - To identify and refer to POLYBRITE  other business opportunities from time to time by REPRESENTATIVE  as agreed to by the parties and provided herein.

B.

POLYBRITE   agrees  to   compensate   REPRESENTATIVE   for   selling   POLYBRITE   Products   to companies, business entities, individuals as well as national, state or local governments, municipalities,  and/or agencies or sub-divisions thereof including state-owned utilities and/or subsidiaries or affiliates thereof, subject to the terms and conditions of this Agreement.

Agreement

For good  and valuable  consideration,  receipt  of  which  is hereby  acknowledged,  POLYBRITE and

REPRESENTATIVE hereby agree as follows:

1.   DEFINITIONS

Capitalized terms used herein shall have the meanings ascribed thereto below:

a)         "POLYBRITE  Products" mean all products, or technologies manufactured, distributed, sold, or licensed by POLYBRITE;

b)         "Sales  Revenue" means aggregate revenue received as a result of any agreement  entered into between POLYBRITE and any customer developed as a result of REFFERALS, SALES AND OTHER OPPORTUNITIES,  as those terms are used in Recital A  above, or any REPRESENTATIVE  client, as that term  is  used  in  subparagraph  1  (c)  below,  less  returns,  discounts,  freight, insurance  and  other allowances, charges and credits.

c)         “REPRESENTATIVE  Client"  means  any  companies,  business  entities,  individuals  as well  as national, state or local governments, municipalities,  and/or agencies or sub-divisions  thereof including state-owned utilities and/or subsidiaries or affiliates thereof referred by REPRESENTATIVE to POLYBRITE; and

d)         Terms used in the singular shall have the same meaning when used in the plural and vice versa.

2.   SERVICES

REPRESENTATIVE agrees to submit in writing to POLYBRITE the names of REPRESENTATIVE Clients it intends to refer to POLYBRITE along with pertinent information as to the type of transaction, the type and volume of products of interest to the REPRESENTATIVE Client, the nature and extent of REPRESENTATIVE'S  contact   and/or  relationship   with  said   REPRESENTATIVE   Client,  the  level   of anticipated involvement of REPRESENTATIVE in meetings, discussions, presentations, etc. conducted in connection with the sales effort, and other information reasonably requested by POLYBRITE.   Within fourteen (14) business days after receipt of such information, POLYBRITE shall notify REPRESENTATIVE  in writing of POLYBRITE'S decision, including the reasoning therefore, to grant or decline REPRESENTATIVE'S exclusivity   with   respect   to   such  REPRESENTATIVE   Clients.   When   and   if  accepted   in  writing   by POLYBRITE, in POLYBRITE'S reasonable discretion, pursuant to a signed addendum hereto (each an "Addendum") approving the REPRESENTATIVE Client, POLYBRITE shall grant REPRESENTATIVE an exclusive period, not to exceed six months, to continue communications with such REPRESENTATIVE Client and receive a purchase order for POLYBRITE Products from such REPRESENTATIVE Client in an agreed minimum  amount.     All  REPRESENTATIVE  Clients  listed  in  Exhibit  1 shall  be  exclusive  to REPRESENTATIVE for a period of six months.   If REPRESENTATIVE so consummates a sale to such REPRESENTATIVE  Client, either under an Addendum  or Exhibit 1, within said period, POLYBRITE  will grant to REPRESENTATIVE  an exclusive  right to continue sales to such REPRESENTATIVE  Client  with respect to POLYBRITE Products for the balance of this Agreement and any extension thereof, or for such other period as set forth in the Addendum.  An Addendum may be executed prior to or subsequent to exploratory meetings  with  such  REPRESENTATIVE   Clients.    POLYBRITE  shall  maintain  the  confidentiality  of  the information   provided  by  REPRESENTATIVE   regarding  the  REPRESENTATIVE   Clients  in  a  manner consistent with the provisions of Section 9 hereof.

3.   COMPENSATION

POLYBRITE agrees to pay REPRESENTATIVE a percentage of the Sales Revenue generated by REPRESENTATIVE.   The percentage of the Sales Revenue paid to REPRESENTATIVE will be graduated depending upon the total accumulated Sales Revenue generated per calendar year at the time of each purchase order submitted by REPRESENTATIVE'S Clients.

Percentage of monthly Sales Paid to REPRESENTATIVE:	Accumulated Sales Revenue generated at time of purchase order:
7%	$0.00 to $5,000,000.00
5%	$5,000,000.01 and above

The percentage of monthly Sales Revenue paid to REPRESENTATIVE shall be determined on the date POLYBRITE receives each purchase order from each REPRESENTATIVE Client. Compensation shall be paid to REPRESENTATIVE on the thirtieth (30th) day of each month with respect to the Sales Revenue received by POLYBRITE from approved REPRESENTATIVE Clients during the immediately preceding month.

4.   AGREEMENT TERM AND TERMINATION

(a) The initial term (the "Initial  Term") of this Agreement shall commence on the Effective Date, and shall be in effect for a period of  eight (8) years, subject to the provisions of Section 12 hereof.  The Agreement shall terminate automatically after the Initial Term.  Upon written agreement signed by both parties hereto, the Initial Term may be renewed for successive twelve (12) month renewal periods thereafter.

(b) Either party may terminate this Agreement at any time, due to the material breach of the other party, if said breach is not cured within thirty (30) days of written notice thereof.

(c) Either party may terminate this Agreement immediately upon written notice to the other party if the other party shall:   (i) file a voluntary  petition in bankruptcy or be the subject  of an involuntary  petition  in bankruptcy  which  is  not  dismissed  within  thirty  (30)  days  of  the  date  of  filing;    (ii)  be  voluntarily  or involuntarily  dissolved;  or (iii) have a receiver,  trustee or other  Court  officer  appointed  for its property  in connection with any such bankruptcy proceeding, liquidation or insolvency proceeding.

(d) POLYBRITE may terminate this Agreement immediately upon written notice in the event there is a substantial change in the management or geographical location of REPRESENTATIVE which POLYBRITE, in POLYBRITE'S  sole discretion, deems adverse to its interest.

(e) POLYBRITE may terminate this Agreement at any time, with immediate effect, upon written notice, in the event of fraud, misconduct or malfeasance  on the part of Representative,  which is detrimental  to the interest of POLYBRITE.

(f) Notwithstanding anything contained herein to the contrary, POLYBRITE and REPRESENTATIVE shall each have the right to terminate,  in good faith, this Agreement in its entirety at any time, in their sole discretion, by giving thirty (30) days written notice to the other party.

5.   SALES REVENUE

Sales   revenue   received

as   a   result

of   transactions   described in Section 1(b) shall be paid to REPRESENTATIVE as received by POLYBRITE regardless of any termination or expiration of term under Section 4 above.

6.   PRICING AND PRICE CHANGES

POLYBRITE reserves the right and sole discretion, to change prices at any time and from time to time, and REPRESENTATIVE  shall take no orders for POLYBRITE Products, and no orders taken by REPRESENTATIVE on behalf of POLYBRITE shall be binding upon POLYBRITE unless and until confirmed in writing by POLYBRITE.

7.   PURCHASE ORDERS

(a) No purchase orders of REPRESENTATIVE or any REPRESENTATIVE Client shall be binding upon POLYBRITE until accepted by an authorized agent of POLYBRITE in writing at its general office in Naperville, Illinois.   Except as otherwise agreed in writing by POLYBRITE, an order may not be canceled by REPRESENTATIVE or REPRESENTATIVE Client after it has been accepted   All sales shall be subject to the provisions of this Agreement and shall not be subject to the terms and conditions contained in any purchase

order  of  REPRESENTATIVE   or  REPRESENTATIVE   Client,  except  insofar  as  any  such  purchase  order establishes the quantity of products to be sold.  Upon acceptance by POLYBRITE  of any purchase order, and payment  terms  acceptable  to POLYBRITE,  POLYBRITE  shall  issue  a confirmation  of  acceptance  and  an estimated delivery date for such purchase order, subject to such reasonable allocation as, in the sole judgment of POLYBRITE, may be necessary or equitable in the event of any shortages of the products ordered.

(b)  REPRESENTATIVE may present to POLYBRITE proforma purchase orders for pre-approval of volume, pricing, payment terms and delivery date prior to presentment of a purchase order pursuant to Section

6(a) above.  POLYBRITE  shall  confirm  its  determination  to  accept  such  proforma  purchase  order,  in  its reasonable discretion, within fourteen (14) business days of receipt by POLYBRITE,  and POLYBRITE  shall thereby  be  bound  to  accept  the final  purchase  order  reflecting  identical  terms  as  the  respective  proforma purchase  order.  Acceptance  by POLYBRITE  of  the respective  final  purchase  order  shall  be subject  to the provisions of this Agreement and terms of POLYBRITE'S  customary sales confirmation.

8.   INDEMNIFICATION

POLYBRITE agrees to defend, indemnify and hold REPRESENTATIVE,  its officers, directors, agents and employees, harmless against all costs, expenses and losses (including reasonable attorney's  fees) incurred through claims of third parties against REPRESENTATIVE  based on a breach by POLYBRITE of any representation  and warranty  made in this Agreement  and for any claims  made against  REPRESENTATIVE related to warranty or product liability for POLYBRITE Products, provided that REPRESENTATIVE  makes no written or substantiated oral promises, representations or warranties to any customer or prospective customer inconsistent with POLYBRITE'S  product specifications and standard product warranties.

REPRESENTATIVE  agrees to defend, indemnify and hold POLYBRITE, its officers, directors, agents and employees, harmless against all costs, expenses and losses (including reasonable attorney's  fees) resulting from or arising in connection with, a breach by REPRESENTATIVE of any provision of this Agreement.

9.   CONFIDENTIAL AND PROPRIETARY INFORMATION AND PROPERTY

REPRESENTATIVE  acknowledges that during the term of this Agreement, REPRESENTATIVE shall obtain Confidential Information and/or trade secrets and, accordingly, REPRESENTATIVE  agrees that during the term of this Agreement and for a period of three (3) years thereafter, REPRESENTATIVE  shall not disclose any  such  Confidential   Information  to  third  parties  without  the  prior  written  consent  of  POLYBRITE. "Confidential Information" shall include all tangible or intangible trade secrets, in any form,  that POLYBRITE considers to be proprietary or confidential, including, without limitation, any and all technical and non-technical information   including  patent,  copyright,  trade  secret,  and  proprietary   information,  techniques,   sketches, drawings,  models,  prototypes,  inventions,  know-how,  process,  apparatus,  equipment,  algorithms,  software programs,  software source documents,  and formula related to the current, future and proposed  products and services of such party, and includes, without limitation, POLYBRITE'S  information concerning research, experimental   work,  development,   design   details   and   specifications,   engineering,   financial   information, procurement requirements,  purchasing, manufacturing,  customer and advertiser information and lists, business forecasts,  sales  and merchandising  and marketing  plans  and information,  or other  materials  which  may  be referenced or marked by POLYBRITE  as proprietary and/or confidential of POLYBRITE,  that is not readily available  to the general  public  or that may be  a benefit  to a competitor  or an entity seeking  to become  a competitor of POLYBRITE. "Confidential Information" also includes proprietary or confidential information of any third party that may disclose Confidential Information in the course of such party's business.

Information shall not be considered Confidential Information if it is:

a)

Already known to the public in the form received from the disclosing;

b)

Subsequently  made  known  to  the  public  without  violation  of  this  Agreement  or  any  other applicable protective agreement by the receiving party;

c)

Received  from  or  disclosed  by  a 3rd  party  without  breach  of  this  Agreement  or  any  other applicable protective agreement by the receiving party; and/or

d)

Already  known  by  the  receiving  party  without  violation  of  this  Agreement  or  any  other applicable protective agreement by the receiving party.

Enforcement of this provision shall include the right to temporary and permanent injunctive relief as well as monetary damages.

10.

COMPETITIVE PRODUCTS

POLYBRITE agrees that during the term of this Agreement, REPRESENTATIVE may, and enter into agreements with other manufacturers to, market, sell, distribute, manufacture, develop and/or help develop products, which are either directly or indirectly competitive with the POLYBRITE Products.

11.

INSURANCE

Upon written request by REPRESENTATIVE, POLYBRITE shall provide REPRESENTATIVE a copy of POLYBRITE'S product liability insurance binder or certificate.

12.

SURVIVING PROVISIONS

All nondisclosure, non-competition and indemnification obligations under this Agreement shall survive the termination of this Agreement. To the extent set forth in the relevant Addendum, REPRESENTATIVE'S compensation with respect to any REPRESENTATIVE Client shall survive termination of this Agreement.

13.

INDEPENDENT CONTRACTOR

REPRESENTATNE shall not represent itself as POLYBRITE, make any representations or enter into any agreements on behalf of POLYBRITE, nor register the name or trade names of POLYBRITE for REPRESENTATIVE'S own use.  REPRESENTATIVE  is prohibited from entering into any agreements with third  parties  based  in  whole  or  part  on  this  Agreement.     The  relationship  of  REPRESENTATNE   to POLYBRITE  shall be  solely that  of  independent  contractor  selling POLYBRITE  Products  under POLYBRITE'S brand names. REPRESENTATIVE  shall not conduct business as a lighting manufacturer and shall not be an employee of POLYBRITE, no employee withholdings, taxes, or other amounts shall be withheld from amounts paid or owing to REPRESENTATNE pursuant to this Agreement.   REPRESENTATIVE  shall not be entitled to receive any employee benefits from POLYBRITE,  including, without limitation,  vacation, sick leave, insurance, pension or profit sharing.  No agency relationship shall exist between POLYBRITE  and REPRESENTATNE, neither POLYBRITE nor REPRESENTATNE shall have any authority to act for or bind the other and nothing in this Agreement or the relationship between POLYBRITE and REPRESENTATIVE shall be construed to create any joint venture or partnership relationship.   Any reimbursement  for travel and other related expenses shall be by the prior written agreement of the parties.

14.

NO FURTHER COMMITMENTS

This Agreement applies only to transactions between POLYBRITE and REPRESENTATNE Clients. REPRESENTATIVE Clients  referred  to POLYBRITE  shall  be specified  in writing and  shall  be subject  to Addenda  as  set  forth  in  this  Agreement.    Nothing  in  this  Agreement  shall  be  construed  as  creating  any obligation by either party to enter into a business relationship with the other party, or an obligation on the part of POLYBRITE  to refrain  from  entering  into any business  relationship  with any third  party or conducting business using its own employees.

15.

DISPUTE RESOLUTION

Except as provided herein, no civil action with respect to any dispute, claim or controversy arising out of or relating to this Agreement may be commenced until the matter has been submitted to JAMS for mediation. Either  party  may  commence  mediation  by  providing  to  JAMS  and  the  other  party  a  written  request  for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises,  conduct and statements,  whether oral or written, made in the course  of  the  mediation  by  any of  the parties,  their  agents,  employees,  experts  and  attorneys,  and  by the mediator and any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment,  in  any  litigation  or  other  proceeding  involving  the  parties,  provided  that  evidence  that  is otherwise admissible or discoverable shall not be rendered inadmissible  or non-discoverable  as a result of its use in the mediation. Either party may seek equitable relief prior to the mediation  to preserve the status quo pending the completion of that process. Except for such an action to obtain equitable relief, neither party may commence a civil action with respect to the matters submitted  to mediation until after the completion of the initial mediation session, or 45 days after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the parties so desire. The provisions of this Clause may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys'  fees, to be paid by the party against whom enforcement is ordered.

16.

NOTICES

Any notices required or permitted hereunder shall be sent by prepaid United States Certified Mail, return receipt  requested,  or  overnight  delivery  service  (return  receipt  requested),  to the  parties  at their  respective addresses as set forth herein, or shall be sent by facsimile to the parties at the facsimile numbers set forth below. Subject to the immediately  following sentence, any such notices shall be effective upon receipt.   Any notices that  are transmitted  by facsimile  shall  subsequently  be  transmitted  by first  class  United  States mail  to the receiving party at the address set forth below. Each party shall notify the other party of any change in its address in accordance with the provisions of this paragraph.

1.

If to REPRESENTATIVE:

LED Lighting Company

4000 Bridgeway, Suite 400

Sausalito, California 94965

Telephone: (877) 823-0653

2.   If to POLYBRITE:

Polybrite International, Inc.

1751 West Diehl Road, Suite 110

Naperville, Illinois 60563

ATTN: Carl Scianna, President & CEO, Phone:  (630) 717-6700

Fax:  (630) 717-4955

With a copy to:

PolyBrite International, Inc.

1751 West Diehl Road

Suite 110

Naperville, Illinois 60563

ATTN: Legal Department

17.

ASSIGNABILITY/CHANGE IN OWNERSHIP/NO THIRD PARTY BENEFICIARY

This Agreement is made for the sole and exclusive benefit of POLYBRITE  and REPRESENTATIVE and is not intended to benefit any third party.  No such third party may claim right or benefit or seek to enforce any  term  or  provision  of  this  Agreement.    REPRESENTATIVE   shall  not  assign,  in  whole  or  part,  this Agreement or any rights or obligations hereunder. Any  representations  or  agreements  made  by  REPRESENTATIVE   in  violation  of  these prohibitions shall be null and void.  This Agreement is personal to REPRESENTATIVE  and may not be sold, assigned, delegated or transferred (in whole or in part) by REPRESENTATIVE  without the written consent of POLYBRITE.  REPRESENTATIVE  shall promptly notify POLYBRITE of any substantial change in the nature or ownership of REPRESENTATIVE'S business.  In the event of a material change in the ownership or control of REPRESENTATIVE, or in the event of the sale by REPRESENTATIVE  of that portion of the business operation which includes all or most of the Products, and POLYBRITE has not consented to that change or sale, then this Agreement may be terminated  at any time thereafter  by POLYBRITE  upon written notice given at least thirty (30) days in advance of the effective date of termination.  POLYBRITE may assign this Agreement to any subsidiary or holding corporation, or to any entity purchasing control of POLYBRITE.   In the event of a merger, consolidation, or sale of all or substantially all of the assets of POLYBRITE,  the successor entity will assume the rights, duties and liabilities of POLYBRITE;  and REPRESENTATIVE  will remain bound by the terms of this Agreement.

18.

SEVERABILITY

All provisions of this Agreement are intended to be interpreted and construed in a manner to make such provisions  valid  and  enforceable.    In  the  event  that  any  one  or  more  of  the  provisions  contained  in  this Agreement shall be held to be invalid, illegal or unenforceable, in any respect under any law, such provision(s) shall be deemed severable, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, prejudiced or impaired thereby.  If there is a conflict between any part of this Agreement and any present or future law, this Agreement shall be curtailed only to the extent necessary to bring it within the requirements of that law.

19.

ENTIRE AGREEMENT/AMENDMENTS

This Agreement and attached schedules contain the full and complete understanding of the parties and constitutes the entire agreement between the parties.  The captions of the sections of this Agreement are inserted only for convenience and shall not be considered in construing this Agreement.   This Agreement cancels and supersedes all prior and existing agreements, representations, promises, warranties (express or implied), or any other arrangements by POLYBRITE and REPRESENTATIVE,  whether oral or written, relating to the subject matter hereof; and such prior agreements or arrangements are hereby deemed terminated by mutual consent of the parties; provided, however, POLYBRITE AND REPRESENTATIVE agree that the Non-Exclusive Distributor Agreement dated May 30, 2013 between the parties shall remain in full force and effect and shall not be terminated by this Agreement.  No amendment, modification or waiver of any part of this Agreement shall be deemed effective unless and until executed in writing by POLYBRITE and REPRESENTATIVE.   If there is a foreign language translation of this Agreement, the English version shall be the governing language.

20. WAIVER OF BREACH

The waiver or failure of either party to enforce  the terms of this Agreement in one instance shall not constitute a waiver of said party's rights under this Agreement with respect to other violations.

21. CHOICE OF LAW AND FORUM SELECTION

This Agreement shall be governed by and construed in accordance with the internal laws of the state of Illinois, without regard to conflicts of law rules.   Enforcement of injunctive enforcement allowed herein, and any disputes arising under or in connection with this Agreement shall be litigated, if at all, solely in a state court of general jurisdiction  located in Cook County, Illinois, or the federal court located in Cook County, Illinois, and jurisdiction  is hereby conferred upon such courts.   In connection therewith, each party hereby agrees to submit to the jurisdiction of such courts and to waive any possible defense of forum non conveniens and/or lack of personal jurisdiction before such court.

The parties agree that money damages may not be an adequate remedy for any breach of this Agreement by REPRESENTATIVE  and that, in addition to any other relief afforded by law, POLYBRITE shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.    Injunctive relief is specifically agreed to by the parties as appropriate in any breach of Sections 8 and 9 of this Agreement. The parties further agree that all remedies made available by any provision of this Agreement shall be proper modes of relief and are not to be considered mutually exclusive remedies of one another.

TO THE EXTENT  PERMITTED  BY APPLICABLE  LAW, IN NO EVENT SHALL EITHER  PARTY  BE LIABLE TO THE OTHER PARTY UNDER ANY LEGAL THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL,  CONSEQUENTIAL  OR  PUNITIVE  DAMAGES,  OR  ANY  DAMAGES  FOR  LOSS  OF PROFITS,   REVENUE   OR  BUSINESS,   EVEN   IF  SUCH  PARTY   HAS  BEEN   ADVISED   OF  THE POSSIBILITY OF SUCH DAMAGES.

22. ANTI-BRIBERY AND FEDERAL CORRUPT PRACTICES ACT

22.1     REPRESENTATIVE   shall  fully  comply  with  the  Foreign  Corrupt  Practices  Act  of  1977 ("FCPA"), 15 U.S.C. §§ 78dd 1, et seq., and all other applicable foreign and domestic anti-bribery laws. REPRESENTATIVE  verifies that it has not, and will not, directly or indirectly, pay, offer, or promise to pay (or authorize to pay or offer) any money or anything of value to a "foreign official" in connection with obtaining or retaining business  or work for or with POLYBRITE.    A "foreign  official" means any officer, employee,  or agent of a foreign government, a public international organization, or any department or agency thereof, or any person acting in an official capacity.  REPRESENTATIVE  acknowledges and understands that it shall comply fully with the anti-bribery provisions of the FCPA and shall provide to POLYBRITE a certification regarding REPRESENTATIVE's compliance with the FCPA and all other applicable foreign and domestic anti-bribery laws.

22.2     REPRESENTATIVE also agrees that POLYBRITE,  in its sole discretion, shall be able to review any documents, including financial records, regarding any subject matter of this agreement in the event that POLYBRITE decides  to review REPRESENTATIVE's compliance  with the FCPA, or other applicable  anti bribery laws.

22.3     Should  REPRESENTATIVE  enter  into  any subcontract  relating  to  the subject  matter  of this agreement, REPRESENTATIVE  shall immediately:  (a) notify POLYBRITE  of the subcontractor  agreement, (b)  provide  POLYBRITE  with  any  agreement(s)  with  the  subcontractor,  and  (c)  include  in  any  of  the subcontractor agreement(s) that the subcontractor agrees to comply with the above requirements concerning the FCPA and anti-bribery laws, and POLYBRITE's right to conduct financial reviews.

23. COUNTERPARTS

This Agreement may be executed in counterparts, and may be delivered by electronic transmission by facsimile or in PDF, each of which will be deemed an original and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Polybrite International, Inc.

LED Lighting Company

   By: /s/ Carl Scianna

By: /s/ Kevin Kearney

Carl Scianna

     Kevin Kearney

Its: President and CEO

    Its: President and CEO